Exhibit 99.1

Press Release

Financial and Investor Contact:

Eric Slusser

770-951-6101

eric.slusser@gentiva.com

or     Brandon Ballew

770-221-6700

brandon.ballew@gentiva.com

Media Contact:

Scott Cianciulli

Brainerd Communicators

212-986-6667

cianciulli@braincomm.com

Gentiva® Health Services Prices $325 Million of Senior Notes due 2018

ATLANTA, GA, August 12, 2010 — Gentiva Health Services, Inc. (NASDAQ: GTIV), a leading provider of home health and hospice services, today announced the pricing of $325 million aggregate principal amount of 11.5% Senior Notes due 2018 at an issue price of 100%. This represents an increase of $20 million in principal amount over the previously announced proposed offering of $305 million. Gentiva expects the offering to close on August 17, 2010, subject to customary closing conditions. Gentiva intends to use the net proceeds from the sale of the notes, together with available cash and approximately $780 million in proceeds from a new secured credit facility, to fund its previously announced acquisition of Odyssey HealthCare, Inc. The notes are expected to be guaranteed by substantially all of Gentiva’s domestic wholly-owned subsidiaries, including, following the acquisition, Odyssey and its subsidiaries.

The notes will be issued in a private offering to qualified institutional buyers and certain non-U.S. persons in offshore transactions in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended. The notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Gentiva Health Services, Inc.

Gentiva Health Services, Inc. is a leading provider of home health and hospice services, delivering innovative, high quality care to patients across the United States. Gentiva is a single source for skilled nursing; physical, occupational, speech and neurorehabilitation services; hospice services; social work; nutrition; disease management education; help with daily living activities; and other therapies and services. GTIV-G

3350 Riverwood Parkway, Suite 1400, Atlanta, GA 30339

Forward-Looking Statement

Certain statements contained in this news release, including, without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” “assumes,” “trends” and similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon the Company’s current plans, expectations and projections about future events. However, such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: economic and business conditions, including the ability to access capital markets; demographic changes; changes in, or failure to comply with, existing governmental regulations; the impact on our Company of recently passed healthcare reform legislation and its subsequent implementation through governmental regulations; changes in Medicare, Medicaid and commercial payer reimbursement levels; the outcome of any inquiries into the Company’s operations and business practices by governmental authorities; the Company’s ability to consummate the Odyssey acquisition and effectively integrate Odyssey’s operations; effects of competition in the markets in which the Company operates; liability and other claims asserted against the Company; ability to attract and retain qualified personnel; availability and terms of capital; loss of significant contracts or reduction in revenues associated with major payer sources; ability of customers to pay for services; business disruption due to natural disasters, pandemic outbreaks, or terrorist acts; ability to successfully integrate the operations of acquisitions the Company may make and achieve expected synergies and operational efficiencies within expected time-frames; effect on liquidity of the Company’s debt service requirements; and changes in estimates and judgments associated with critical accounting policies and estimates. For a detailed discussion of certain of these and other factors that could cause actual results to differ from those contained in this news release, please refer to the Company’s various filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” section contained in the Company’s annual report on Form 10-K for the year ended January 3, 2010, as supplemented in the Company’s quarterly report on Form 10-Q for the second quarter ended July 4, 2010.

# # #

2